United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 12, 2011

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4685 South Highland Drive, Suite 202

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(801) 278-9424

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 12, 2011, Northsight Capital, Inc. (the “Company”) issued an aggregate total of 1,555,603 shares of its common stock comprised of “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission (the “SEC”), in consideration of $28,500 in cash and cancellation of debt in the amount of $16,681, for total consideration of $45,181, equal to approximately $0.029 per share.

The securities were sold to two directors, Thomas J. Howells (327,000 shares) and Travis T. Jenson (327,000 shares); Jenson Services, Inc., a Utah corporation that is controlled by Messrs. Howells and Jenson (383,000 shares); and Kelly Trimble, a present principal shareholder of the Company (518,603 shares).

The offer and sale of these securities was deemed to be exempt from the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the registration exemption contained in Section 4(2) of the Securities Act and the registration exemption contained in Rule 506 of Regulation D of the SEC, as all of the subscribers are “accredited investors” as that term is defined in Rule 501 of Regulation D.  State laws is preempted by Section 18 of the Securities Act for offers and sales to “accredited investors,” save for the filing of a notices and the payment of an applicable fee, which the Company will satisfy in the State of Utah, where all subscribers reside or have their principal place of business.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	April 12, 2011	By:	/s/ Travis T. Jenson
Travis T. Jenson
President

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